Exhibit 99.77C

                             Mercantile Funds, Inc.
                    REPORT OF SPECIAL MEETING OF SHAREHOLDERS

A Special Meeting of Shareholders of the Company was held on May 13, 2005 for the purpose of electing six directors: L.White Matthews, III, Decatur H. Miller, Edward D. Miller, John R. Murphy, Thomas L. Owsley, and George R. Packard, III.

At the meeting, the shareholders of the Company elected each director. The results of the vote are as follows:

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                            FOR                WITHHOLD           Total Votes
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L.W. Matthews       1,221,226,221.456       20,003,981.079     1,241,230,202.535
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D. H. Miller        1,230,554,194.960       10,676,007.575     1,241,230,202.535
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E. D. Miller        1,221,271,957.034       19,958,245.501     1,241,230,202.535
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J. R. Murphy        1,221,272,757.975       19,957,444.560     1,241,230,202.535
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T. L. Owsley        1,230,182,696.379       11,047,506.156     1,241,230,202.535
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G. R. Packard       1,221,272,395.254       19,957,807.281     1,241,230,202.535
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